News Release

June 16, 2022

SSR MINING ANNOUNCES NORMAL COURSE ISSUER BID

DENVER - SSR Mining Inc. (NASDAQ/TSX: SSRM, ASX: SSR) ("SSR Mining" or the “Company") is pleased to announce that it has filed with and received acceptance from the Toronto Stock Exchange (“TSX”) for a Notice of Intention to make a Normal Course Issuer Bid (“NCIB”) under the requirements of the TSX permitting SSR Mining to purchase for cancellation up to 10,600,000 common shares of the Company (“Common Shares”), representing approximately 5.0% of SSR Mining’s total issued and outstanding Common Shares. As of June 6, 2022 SSR Mining had 212,638,432 issued and outstanding Common Shares.

Rod Antal, President and CEO said, "Building on last year’s peer leading capital returns which exceeded US$190 million, our strong free cash flow outlook for 2022 and balance sheet will enable us to continue our robust capital returns program this year. We kicked-off 2022 with a 40% increase to our quarterly dividend to US$0.07/share, or approximately US$60 million annually. As per our capital allocation framework for returning excess capital to shareholders, we plan on supplementing this quarterly dividend with the recently approved NCIB program.”

SSR Mining believes that the market price of its Common Shares does not always reflect its underlying fundamental value and future growth prospects. SSR Mining’s purchase of its Common Shares under the NCIB will supplement the existing base dividend and is part of its capital allocation framework for returning excess cash to shareholders. Under SSR Mining’s previous Normal Course Issuer Bid, which commenced on April 21, 2021 and terminated on April 20, 2022, the Company was authorized the purchase of up to 10,000,000 Common Shares. SSR Mining purchased and cancelled 8,800,700 Common Shares via open market purchases through the facilities of the TSX and the Nasdaq at a weighted average price paid per Common Share of US$16.82 for US$148.1 million.

SSR Mining may purchase Common Shares under the NCIB over the next twelve-month period beginning June 20, 2022 and ending June 19, 2023. The exact timing and amount of any purchases will depend on market conditions and other factors. SSR Mining is not obligated to acquire any Common Shares and may suspend or discontinue purchases under the NCIB at any time. Any purchases made under the NCIB will be effected through the facilities of the TSX, Nasdaq and/or alternative Canadian and United States trading systems. Any purchases made pursuant to the NCIB will be made in accordance with the rules of the TSX, applicable U.S. securities laws and will be made at market price at the time of purchase. Under the NCIB, other than purchases made under block purchase exemptions, the Company may purchase up to 116,057 Common Shares on the TSX during any trading day, such number being 25% of 464,230 Common Shares, which is the average daily trading volume on the TSX for the most recently completed six calendar months prior to the TSX’s acceptance of the notice of the NCIB.

In connection with the NCIB, the Company has entered into an automatic share purchase plan with a designated broker (the “ASPP”) which sets certain price thresholds for purchases of Common Shares. The ASPP is intended to allow for the purchase of Common Shares under the NCIB at times when it would ordinarily not be permitted to purchase shares due to regulatory restrictions and customary self-imposed blackout periods. The ASPP is also intended to meet the requirements of a Rule 10b5-1 trading plan under the U.S. Securities Exchange Act of 1934, and transactions under the ASPP, and under the NCIB generally, will be conducted in accordance with Rule 10b-18 under the U.S. Securities Exchange Act of 1934.

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About SSR Mining
SSR Mining Inc. is a leading, free cash flow focused gold company with four producing assets located in the USA, Turkey, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. In 2021, the four operating assets produced approximately 794,000 gold-equivalent ounces. SSR Mining is listed under the ticker symbol SSRM on the NASDAQ and the TSX, and SSR on the ASX.

SSR Mining Contacts:
F. Edward Farid, Executive Vice President, Chief Corporate Development Officer
Alex Hunchak, Director, Corporate Development and Investor Relations

SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (416) 306-5789

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Cautionary Note Regarding Forward-Looking Information and Statements:

Except for statements of historical fact relating to us, certain statements contained in this news release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. The key risks and uncertainties include, but are not limited to: local and global political and economic conditions; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof; the unpredictability and fluctuation in the trading price of the Company’s common shares; developments with respect to the COVID-19 pandemic, including the duration, severity and scope of the pandemic and potential impacts on mining operations; and other risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission on EDGAR and the Canadian securities regulatory authorities on SEDAR.

Forward-looking information and statements in this news release include any statements concerning, among other things: future purchases of the Company’s Common Shares; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

Such forward-looking information and statements are based on a number of material factors and assumptions, including, but not limited in any manner to, those disclosed in any other of our filings on EDGAR and SEDAR. While we consider these factors and assumptions to be reasonable based on information currently available to us, they may prove to be incorrect.

The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedar.com, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

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